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                                                                   Exhibit 23.3

                               February 28, 2000

SLM Funding Corporation
777 Twin Creek Drive
Killeen, Texas 76543

  Re:  SLM Funding Corporation Registration
       Statement No. 333-30932

Ladies and Gentlemen:

  We hereby consent to the use of our name in the Prospectus relating to the above-referenced Registration Statement filed with the Securities and Exchange Commission (the "Commission") and in the related form of Prospectus Supplement, in each case under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours

                                          /s/ Cadwalader, Wickersham & Taft

                                          -------------------------------

/dmr